Exhibit 99.1

NEWS RELEASE
Investor Contact:
Robb Timme, Senior Vice President, Director of Investor Relations
920-491-7059
Media Contact:
Jennifer Kaminski, Vice President, Public Relations Senior Manager
920-491-7576

Associated Banc-Corp Reports Second Quarter 2019 Earnings of $0.49 Per Common Share,
or $0.51 Per Common Share Excluding $4 million in Acquisition Related Costs1,
Year-to-Date Earnings Per Share up 10% from Prior Year

GREEN BAY, Wis. -- July 25, 2019 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $81 million, or $0.49 per common share for the quarter ended June 30, 2019. These amounts compare to net income available to common equity of $87 million, or $0.50 per common share for the quarter ended June 30, 2018. Year to date earnings were $0.99 per share compared to $0.90 per share in the same period last year.
“Our commercial and business lending remained strong in the second quarter and, as anticipated, our commercial real estate portfolio has returned to growth. Our results were also aided by improved fee income, driven by mortgage banking and capital markets fees," said President and CEO Philip B. Flynn. "We completed the Huntington Bank branch acquisition in June and expect these deposits, along with our efforts to reposition other funding sources, will result in stable to improving net interest margin for the balance of the year."
SECOND QUARTER 2019 SUMMARY (all comparisons to the second quarter of 2018)

•	Average loans of $23.4 billion were up 2%, or $349 million

•	Average deposits of $25.1 billion were up 6%, or $1.4 billion

•	Net interest income of $214 million decreased $13 million, or 6%

•	Net interest margin of 2.87% declined 15 basis points from 3.02%

•	Provision for credit losses of $8 million increased $4 million

•	Noninterest income of $96 million increased 3%, or $3 million

•	Noninterest expense of $198 million was down 6%, or $13 million

•	Income before income taxes was essentially unchanged

•	During the quarter, the Company repurchased nearly 2 million shares, or $40 million, of common stock

•	Total dividends paid per common share were $0.17, up 13%

•	Return on average common equity Tier 1 decreased to 13.1% from 14.0%

1This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations and enhance comparability of results with prior periods. See page 10 of the attached tables for a reconciliation of GAAP financial measures to non-GAAP financial measures which exclude acquisition related costs.

Loans
Second quarter 2019 average loans of $23.4 billion were up $349 million, or 2%, from the year ago quarter, and were up $251 million from the first quarter driven by increased commercial and business lending.
With respect to second quarter 2019 average balances by loan category:

•
Commercial and business lending increased $925 million from the year ago quarter and increased $245 million from the first quarter to $8.6 billion. General commercial lending and power & utilities specialized lending drove the increase from the year ago quarter.

•	Consumer lending decreased $1 million from the year ago quarter and decreased $8 million from the first quarter to $9.6 billion.

•
Commercial real estate lending decreased $575 million from the year ago quarter to $5.1 billion. However, CRE increased $13 million from the first quarter as strong production outpaced paydown activity.

Investments
Second quarter 2019 average investment securities of $6.5 billion were managed lower by $549 million, or 8% from the year ago quarter, and were down $356 million compared to the first quarter as the company used its investment portfolio as a source of funds during the quarter and sought to reposition its investments for a stable to declining rate environment.

•
Taxable securities decreased $995 million from the year ago quarter and decreased $455 million from the first quarter as lower yielding, primarily mortgage backed securities were sold. Losses realized on the sales were mitigated by gains on equity securities.

•	Tax-exempt securities increased $446 million from the year ago quarter and increased $98 million from the first quarter.

Deposits
Second quarter 2019 average deposits of $25.1 billion were up $1.4 billion, or 6% from the year ago quarter and were up $525 million compared to the first quarter. During the quarter, the Company reduced its higher-cost deposits in anticipation of the approximately $730 million in lower-cost deposits received in the Huntington transaction in late June.
With respect to second quarter 2019 average balances by deposit category:

•	Time deposits increased $979 million from the year ago quarter and increased $422 million from the first quarter to $3.5 billion.

•	Savings increased $427 million from the year ago quarter and increased $221 million from the first quarter to $2.3 billion.

•	Interest-bearing demand deposits increased $249 million from the year ago quarter and increased $245 million from the first quarter to $5.0 billion.

•	Noninterest-bearing demand deposits decreased $42 million from the year ago quarter, but increased $107 million from the first quarter to $5.1 billion.

•	Money market deposits decreased $72 million from the year ago quarter and decreased $270 million from the first quarter to $7.1 billion.

•	Network transaction deposits decreased $106 million from the year ago quarter and decreased $200 million from the first quarter to $2.0 billion.

Net Interest Income and Net Interest Margin
Second quarter 2019 net interest income of $214 million was down 6%, or $13 million, while the net interest margin decreased 15 basis points to 2.87% from the year ago quarter, primarily due to lower prepayments and accretion related to the Bank Mutual acquisition. Second quarter 2019 net interest income decreased 1%, or $2 million, and the net interest margin decreased 3 basis points from the prior quarter, driven by compression in LIBOR rates.

•	The average yield on total commercial loans for the second quarter of 2019 increased 19 basis points to 4.94% from the year ago quarter, but decreased 4 basis points from the prior quarter.

•	The average cost of total interest-bearing deposits for the second quarter of 2019 increased 52 basis points to 1.35% from the year ago quarter and increased 5 basis points from the prior quarter.

•
The net free funds benefit, which is the net margin increase from noninterest-bearing deposits, increased 9 basis points in the second quarter of 2019 compared to the year ago quarter and increased 1 basis point from the prior quarter.

Noninterest Income
Second quarter 2019 total noninterest income of $96 million increased $3 million from the year ago quarter and increased $5 million from the prior quarter.
With respect to second quarter 2019 noninterest income line items:

•	Mortgage banking revenues were up $3 million from the year ago quarter and were up $5 million from the previous quarter.

•	Capital markets fees were essentially unchanged from the year ago quarter but were up $2 million from the previous quarter.

•
Insurance commissions and fees were down $1 million from the year ago quarter and were down $2 million from the previous quarter as timing of contingency fees enhanced results in the first quarter of 2019.

Noninterest Expense
Second quarter 2019 total noninterest expense of $198 million decreased 6%, or $13 million from the year ago quarter, but increased $6 million from the prior quarter. The year ago quarter included $7 million of Bank Mutual acquisition related costs while the current quarter and prior quarter included $4 million and $1 million of Huntington branch acquisition related costs, respectively.
With respect to second quarter 2019 noninterest expense line items:

•	Personnel expense decreased $1 million from the year ago quarter, and increased $3 million from the prior quarter due primarily to severance costs and increased commissions expense.

•	Occupancy expense decreased $1 million from the year ago quarter, and decreased $3 million from the prior quarter due primarily to lower snow removal expense.

•	Technology expense increased $1 million from the year ago quarter and the prior quarter as the company continued to make investments to enhance its online and mobile product offerings.

•	The Company's FDIC assessment decreased $4 million from the year ago quarter with the removal of the FDIC surcharge but increased $1 million from the prior quarter due to loan growth.

Taxes
The second quarter 2019 effective tax rate was 18% compared to 14% in the year ago quarter and 21% in the prior quarter. The lower effective tax rates in the current quarter and in the year ago quarter were due to one-time tax benefits; in the current quarter the Company contributed appreciated stock to its charitable trust and in the second quarters of 2018 and 2019 the Company received tax benefits from implementing tax planning strategies to maximize the positive impact of the Tax Cut and Jobs Act. Going forward, the company expects its tax rate to be approximately 21% for full-year 2019.

Credit
The second quarter 2019 provision for credit losses was $8 million, up from $4 million in the year ago quarter and up from $6 million in the prior quarter. With respect to second quarter 2019 credit quality:

•	Potential problem loans of $166 million were down $76 million from both the year ago quarter and the prior quarter.

•
Nonaccrual loans of $167 million were down $38 million from the year ago quarter, but were up $11 million from the prior quarter. The nonaccrual loans to total loans ratio was 0.72% in the second quarter, compared to 0.89% in the year ago quarter and 0.67% in the prior quarter.

•
Other real estate owned (OREO) of $18 million was down $9 million from the year ago quarter, which was elevated due to pending Bank Mutual branch dispositions. OREO was up $6 million from the prior quarter due to the pending disposition of recently consolidated branches related to the Huntington branch acquisition.

•	Net charge offs of $13 million were up $5 million from the year ago quarter and up $6 million from the prior quarter.

•
The allowance for loan losses of $234 million was down $19 million from the year ago quarter and was down $1 million from the prior quarter. The allowance for loan losses to total loans ratio was 1.00% in the second quarter of 2019, compared to 1.10% in the year ago quarter, and 1.02% in the prior quarter.

Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 10.1% at June 30, 2019. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

During the quarter, the Company repurchased nearly 2 million shares, or $40 million, of common stock at an average price of $22.57 per share.

SECOND QUARTER 2019 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, July 25, 2019. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp second quarter 2019 earnings call. The second quarter 2019 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.
ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $33 billion and is one of the top 50 publicly traded U.S. bank holding companies. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 240 banking locations serving more than 120 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook,” or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES
This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
($ in thousands)	Jun 30, 2019	Mar 31, 2019	Seql Qtr $ Change	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Comp Qtr $ Change
Assets
Cash and due from banks	$382,985	$334,095	$48,890	$507,187	$374,168	$396,761	$(13,776)
Interest-bearing deposits in other financial institutions	172,708	270,843	(98,135)	221,226	147,848	71,462	101,246
Federal funds sold and securities purchased under agreements to resell	1,385	41,405	(40,020)	148,285	24,325	3,150	(1,765)
Investment securities held to maturity, at amortized cost	2,806,064	2,846,689	(40,625)	2,740,511	2,661,755	2,602,247	203,817
Investment securities available for sale, at fair value	3,283,456	3,829,388	(545,932)	3,946,941	4,052,624	4,260,037	(976,581)
Equity securities	15,066	1,609	13,457	1,568	1,573	1,613	13,453
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	202,758	216,940	(14,182)	250,534	220,825	249,040	(46,282)
Residential loans held for sale	129,303	81,392	47,911	64,321	134,361	143,022	(13,719)
Commercial loans held for sale	11,000	15,467	(4,467)	14,943	30,452	—	11,000
Loans	23,249,967	23,148,359	101,608	22,940,429	22,867,112	22,976,786	273,181
Allowance for loan losses	(233,659)	(235,081)	1,422	(238,023)	(236,250)	(252,601)	18,942
Loans, net	23,016,308	22,913,278	103,030	22,702,406	22,630,861	22,724,184	292,124
Bank and corporate owned life insurance	668,638	665,976	2,662	663,203	661,009	659,592	9,046
Investment in unconsolidated subsidiaries	222,812	194,670	28,142	161,181	156,878	161,676	61,136
Premises and equipment (a)	432,058	411,040	21,018	363,225	358,926	361,385	70,673
Goodwill	1,176,019	1,168,944	7,075	1,169,023	1,168,922	1,166,665	9,354
Mortgage servicing rights, net	66,175	66,626	(451)	68,193	67,872	66,980	(805)
Other intangible assets, net	93,915	73,610	20,305	75,836	78,069	80,346	13,569
Other assets (a)	591,976	568,894	23,082	549,274	718,534	704,484	(112,508)
Total assets	$33,272,628	$33,700,866	$(428,238)	$33,647,859	$33,489,002	$33,652,647	$(380,019)
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$5,354,987	$5,334,154	$20,833	$5,698,530	$5,421,270	$5,341,361	$13,626
Interest-bearing deposits	19,919,235	20,198,903	(279,668)	19,198,863	19,410,342	18,474,953	1,444,282
Total deposits	25,274,222	25,533,057	(258,835)	24,897,393	24,831,612	23,816,314	1,457,908
Federal funds purchased and securities sold under agreements to repurchase	83,195	127,098	(43,903)	111,651	166,556	203,733	(120,538)
Commercial paper	28,787	32,019	(3,232)	45,423	43,604	52,791	(24,004)
FHLB advances	2,742,941	2,944,769	(201,828)	3,574,371	3,332,655	4,797,857	(2,054,916)
Other long-term funding	796,403	796,007	396	795,611	795,215	497,619	298,784
Accrued expenses and other liabilities	447,286	432,047	15,239	442,522	522,321	514,087	(66,801)
Total liabilities	29,372,835	29,864,996	(492,161)	29,866,971	29,691,963	29,882,403	(509,568)
Stockholders’ equity
Preferred equity	256,716	256,716	—	256,716	256,716	159,401	97,315
Common equity
Common stock	1,752	1,752	—	1,752	1,752	1,751	1
Surplus	1,695,715	1,689,792	5,923	1,712,615	1,709,078	1,704,587	(8,872)
Retained earnings	2,288,909	2,235,824	53,085	2,181,414	2,128,490	2,070,872	218,037
Accumulated other comprehensive income (loss)	(59,063)	(103,375)	44,312	(124,972)	(135,520)	(119,888)	60,825
Treasury stock, at cost	(284,235)	(244,840)	(39,395)	(246,638)	(163,478)	(46,479)	(237,756)
Total common equity	3,643,077	3,579,153	63,924	3,524,171	3,540,322	3,610,843	32,234
Total stockholders’ equity	3,899,794	3,835,870	63,924	3,780,888	3,797,038	3,770,244	129,550
Total liabilities and stockholders’ equity	$33,272,628	$33,700,866	$(428,238)	$33,647,859	$33,489,002	$33,652,647	$(380,019)
Numbers may not sum due to rounding.
(a) During the second quarter of 2019, the Corporation reclassified operating leases from Other Assets to Premises and Equipment. March 31, 2019 balances were restated for comparability.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)
($ in thousands, except per share data)			Comp Qtr		YTD	YTD	Comp YTD
	2Q19	2Q18	$ Change	% Change	Jun 2019	Jun 2018	$ Change	% Change
Interest income
Interest and fees on loans	$260,784	$246,646	$14,138	6%	$519,637	$466,680	$52,957	11%
Interest and dividends on investment securities
Taxable	26,710	30,623	(3,913)	(13)%	55,764	60,727	(4,963)	(8)%
Tax-exempt	14,643	10,783	3,860	36%	28,459	20,000	8,459	42%
Other interest	3,995	3,153	842	27%	8,221	5,330	2,891	54%
Total interest income	306,133	291,205	14,928	5%	612,081	552,737	59,344	11%
Interest expense
Interest on deposits	67,050	38,431	28,619	74%	129,823	71,843	57,980	81%
Interest on federal funds purchased and securities sold under agreements to repurchase	286	538	(252)	(47)%	913	1,060	(147)	(14)%
Interest on other short-term funding	37	51	(14)	(27)%	88	111	(23)	(21)%
Interest on FHLB advances	17,744	21,279	(3,535)	(17)%	37,298	34,402	2,896	8%
Interest on long-term funding	7,396	4,544	2,852	63%	14,792	9,088	5,704	63%
Total interest expense	92,513	64,843	27,670	43%	182,914	116,504	66,410	57%
Net interest income	213,619	226,362	(12,743)	(6)%	429,167	436,233	(7,066)	(2)%
Provision for credit losses	8,000	4,000	4,000	100%	14,000	4,000	10,000	N/M
Net interest income after provision for credit losses	205,619	222,362	(16,743)	(8)%	415,167	432,233	(17,066)	(4)%
Noninterest income
Insurance commissions and fees	22,985	23,996	(1,011)	(4)%	48,449	46,644	1,805	4%
Wealth management fees (a)	20,691	20,333	358	2%	40,870	40,975	(105)	—%
Service charges and deposit account fees	15,426	16,390	(964)	(6)%	30,542	32,810	(2,268)	(7)%
Card-based fees	10,131	10,115	16	—%	19,392	19,557	(165)	(1)%
Other fee-based revenue	5,178	4,272	906	21%	9,161	8,252	909	11%
Capital markets, net	4,726	4,783	(57)	(1)%	7,916	10,089	(2,173)	(22)%
Mortgage banking, net	9,466	6,258	3,208	51%	14,178	12,628	1,550	12%
Bank and corporate owned life insurance	3,352	3,978	(626)	(16)%	7,144	7,165	(21)	—%
Asset gains (losses), net (b)	871	2,497	(1,626)	(65)%	1,438	2,390	(952)	(40)%
Investment securities gains (losses), net	463	(2,015)	2,478	N/M	2,143	(2,015)	4,158	N/M
Other	2,547	2,235	312	14%	5,807	4,727	1,080	23%
Total noninterest income	95,837	92,842	2,995	3%	187,040	183,222	3,818	2%
Noninterest expense
Personnel	123,228	123,980	(752)	(1)%	243,279	241,665	1,614	1%
Technology	20,114	19,452	662	3%	39,126	37,167	1,959	5%
Occupancy	13,830	15,071	(1,241)	(8)%	30,302	30,428	(126)	—%
Business development and advertising	6,658	7,067	(409)	(6)%	13,293	13,760	(467)	(3)%
Equipment	5,577	5,953	(376)	(6)%	11,245	11,509	(264)	(2)%
Legal and professional	4,668	6,284	(1,616)	(26)%	8,619	11,697	(3,078)	(26)%
Card issuance costs	1,290	2,412	(1,122)	(47)%	2,266	4,744	(2,478)	(52)%
Loan costs	952	761	191	25%	2,316	1,733	583	34%
Foreclosure / OREO expense, net	924	1,021	(97)	(10)%	1,491	1,744	(253)	(15)%
FDIC assessment	4,500	8,250	(3,750)	(45)%	8,250	16,500	(8,250)	(50)%
Other intangible amortization	2,324	2,168	156	7%	4,551	3,693	858	23%
Acquisition related costs (c)	3,734	7,107	(3,373)	(47)%	4,366	27,712	(23,346)	(84)%
Other	9,979	11,732	(1,753)	(15)%	20,346	21,873	(1,527)	(7)%
Total noninterest expense	197,779	211,258	(13,479)	(6)%	389,450	424,223	(34,773)	(8)%
Income before income taxes	103,678	103,947	(269)	—%	212,756	191,232	21,524	11%
Income tax expense	19,017	14,754	4,263	29%	41,409	32,583	8,826	27%
Net income	84,661	89,192	(4,531)	(5)%	171,347	158,648	12,699	8%
Preferred stock dividends	3,801	2,329	1,472	63%	7,601	4,668	2,933	63%
Net income available to common equity	$80,860	$86,863	$(6,003)	(7)%	$163,746	$153,980	$9,766	6%
Earnings per common share
Basic	$0.49	$0.51	$(0.02)	(4)%	$1.00	$0.92	$0.08	9%
Diluted	$0.49	$0.50	$(0.01)	(2)%	$0.99	$0.90	$0.09	10%
Average common shares outstanding
Basic	162,180	170,633	(8,453)	(5)%	163,049	167,096	(4,047)	(2)%
Diluted	163,672	173,409	(9,737)	(6)%	164,518	169,920	(5,402)	(3)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Includes trust, asset management, brokerage, and annuity fees.

(b)
2Q19 and YTD 2019 include less than $1 million of Huntington related asset losses; 2Q18 and YTD June 2018 include approximately $1 million of Bank Mutual acquisition related asset losses net of asset gains.

(c)	Includes Bank Mutual and Huntington branch acquisition related costs only.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
($ in thousands, except per share data)			Seql Qtr					Comp Qtr
	2Q19	1Q19	$ Change	% Change	4Q18	3Q18	2Q18	$ Change	% Change
Interest income
Interest and fees on loans	$260,784	$258,853	$1,931	1%	$260,661	$249,649	$246,646	$14,138	6%
Interest and dividends on investment securities
Taxable	26,710	29,053	(2,343)	(8)%	29,119	29,895	30,623	(3,913)	(13)%
Tax-exempt	14,643	13,816	827	6%	12,899	11,883	10,783	3,860	36%
Other interest	3,995	4,226	(231)	(5)%	3,257	4,036	3,153	842	27%
Total interest income	306,133	305,948	185	—%	305,936	295,464	291,205	14,928	5%
Interest expense
Interest on deposits	67,050	62,773	4,277	7%	54,159	50,116	38,431	28,619	74%
Interest on federal funds purchased and securities sold under agreements to repurchase	286	627	(341)	(54)%	442	504	538	(252)	(47)%
Interest on other short-term funding	37	51	(14)	(27)%	36	38	51	(14)	(27)%
Interest on FHLB advances	17,744	19,554	(1,810)	(9)%	19,948	19,318	21,279	(3,535)	(17)%
Interest on long-term funding	7,396	7,396	—	—%	7,396	6,095	4,544	2,852	63%
Total interest expense	92,513	90,401	2,112	2%	81,980	76,072	64,843	27,670	43%
Net interest income	213,619	215,547	(1,928)	(1)%	223,955	219,392	226,362	(12,743)	(6)%
Provision for credit losses	8,000	6,000	2,000	33%	1,000	(5,000)	4,000	4,000	100%
Net interest income after provision for credit losses	205,619	209,547	(3,928)	(2)%	222,955	224,392	222,362	(16,743)	(8)%
Noninterest income
Insurance commissions and fees	22,985	25,464	(2,479)	(10)%	21,232	21,636	23,996	(1,011)	(4)%
Wealth management fees (a)	20,691	20,180	511	3%	20,364	21,224	20,333	358	2%
Service charges and deposit account fees	15,426	15,115	311	2%	16,361	16,904	16,390	(964)	(6)%
Card-based fees	10,131	9,261	870	9%	10,316	9,783	10,115	16	—%
Other fee-based revenue	5,178	3,983	1,195	30%	5,260	4,307	4,272	906	21%
Capital markets, net	4,726	3,189	1,537	48%	4,931	5,099	4,783	(57)	(1)%
Mortgage banking, net	9,466	4,712	4,754	101%	3,271	4,012	6,258	3,208	51%
Bank and corporate owned life insurance	3,352	3,792	(440)	(12)%	3,247	3,540	3,978	(626)	(16)%
Asset gains (losses), net (b)	871	567	304	54%	(2,456)	(1,037)	2,497	(1,626)	(65)%
Investment securities gains (losses), net	463	1,680	(1,217)	(72)%	—	30	(2,015)	2,478	N/M
Other	2,547	3,260	(713)	(22)%	1,522	2,802	2,235	312	14%
Total noninterest income	95,837	91,202	4,635	5%	84,046	88,300	92,842	2,995	3%
Noninterest expense
Personnel	123,228	120,050	3,178	3%	116,535	124,476	123,980	(752)	(1)%
Technology	20,114	19,012	1,102	6%	17,944	17,563	19,452	662	3%
Occupancy	13,830	16,472	(2,642)	(16)%	14,174	14,519	15,071	(1,241)	(8)%
Business development and advertising	6,658	6,636	22	—%	8,950	8,213	7,067	(409)	(6)%
Equipment	5,577	5,668	(91)	(2)%	5,897	5,838	5,953	(376)	(6)%
Legal and professional	4,668	3,951	717	18%	5,888	5,476	6,284	(1,616)	(26)%
Card issuance costs	1,290	977	313	32%	1,442	2,247	2,412	(1,122)	(47)%
Loan costs	952	1,364	(412)	(30)%	790	1,430	761	191	25%
Foreclosure / OREO expense, net	924	567	357	63%	909	950	1,021	(97)	(10)%
FDIC assessment	4,500	3,750	750	20%	5,750	7,750	8,250	(3,750)	(45)%
Other intangible amortization	2,324	2,226	98	4%	2,233	2,233	2,168	156	7%
Acquisition related costs (c)	3,734	632	3,102	N/M	(981)	2,271	7,107	(3,373)	(47)%
Other	9,979	10,366	(387)	(4)%	13,632	11,445	11,732	(1,753)	(15)%
Total noninterest expense	197,779	191,671	6,108	3%	193,163	204,413	211,258	(13,479)	(6)%
Income before income taxes	103,678	109,078	(5,400)	(5)%	113,839	108,279	103,947	(269)	—%
Income tax expense	19,017	22,392	(3,375)	(15)%	24,854	22,349	14,754	4,263	29%
Net income	84,661	86,686	(2,025)	(2)%	88,985	85,929	89,192	(4,531)	(5)%
Preferred stock dividends	3,801	3,801	—	—%	3,707	2,409	2,329	1,472	63%
Net income available to common equity	$80,860	$82,885	$(2,025)	(2)%	$85,278	$83,521	$86,863	$(6,003)	(7)%
Earnings per common share
Basic	$0.49	$0.50	$(0.01)	(2)%	$0.52	$0.49	$0.51	$(0.02)	(4)%
Diluted	$0.49	$0.50	$(0.01)	(2)%	$0.51	$0.48	$0.50	$(0.01)	(2)%
Average common shares outstanding
Basic	162,180	163,928	(1,748)	(1)%	164,662	170,516	170,633	(8,453)	(5)%
Diluted	163,672	165,433	(1,761)	(1)%	166,394	172,802	173,409	(9,737)	(6)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Includes trust, asset management, brokerage, and annuity fees.

(b)	2Q19 includes less than $1 million of Huntington related asset losses; 3Q18 and 2Q18 include approximately $1 million of Bank Mutual acquisition related asset losses net of asset gains.

(c)	Includes Bank Mutual and Huntington branch acquisition related costs only.

Associated Banc-Corp Selected Quarterly Information
($ in millions except per share data; shares repurchased and outstanding in thousands)	YTD Jun 2019	YTD Jun 2018	2Q19	1Q19	4Q18	3Q18	2Q18
Per common share data
Dividends	$0.34	$0.30	$0.17	$0.17	$0.17	$0.15	$0.15
Market value:
High	23.67	28.85	23.15	23.67	26.55	28.35	28.85
Low	19.77	23.60	19.81	19.77	18.72	26.00	24.20
Close	21.14	27.30	21.14	21.35	19.79	26.00	27.30
Book value	22.40	20.95	22.40	21.77	21.43	21.06	20.95
Tangible book value / share	14.59	13.71	14.59	14.21	13.86	13.64	13.71
Performance ratios (annualized)
Return on average assets	1.03%	0.98%	1.01%	1.05%	1.07%	1.02%	1.07%
Effective tax rate	19.46%	17.04%	18.34%	20.53%	21.83%	20.64%	14.19%
Dividend payout ratio (a)	34.00%	32.61%	34.69%	34.00%	32.69%	30.61%	29.41%
Net interest margin	2.89%	2.97%	2.87%	2.90%	3.02%	2.92%	3.02%
Selected trend information
Average full time equivalent employees (b)	4,663	4,715	4,666	4,660	4,659	4,707	4,792
Branch count			247	233	236	236	237
Assets under management, at market value (c)			$11,475	$11,192	$10,291	$11,206	$10,776
Mortgage loans originated for sale during period	$459	$516	$297	$163	$245	$331	$319
Mortgage loan settlements during period	$432	$482	$272	$160	$305	$345	$294
Mortgage portfolio serviced for others			$8,504	$8,543	$8,601	$8,547	$8,501
Mortgage servicing rights, net / mortgage portfolio serviced for others			0.78%	0.78%	0.79%	0.79%	0.79%
Shares repurchased during period	3,063	1,357	1,754	1,308	3,764	4,349	249
Shares outstanding, end of period	162,662	172,358	162,662	164,418	164,440	168,138	172,358
Selected quarterly ratios
Loans / deposits			91.99%	90.66%	92.14%	92.09%	96.47%
Stockholders’ equity / assets			11.72%	11.38%	11.24%	11.34%	11.20%
Risk-based capital (d) (e)
Total risk-weighted assets			$24,490	$24,140	$23,875	$23,907	$24,059
Common equity Tier 1			$2,481	$2,485	$2,450	$2,475	$2,528
Common equity Tier 1 capital ratio			10.13%	10.29%	10.26%	10.35%	10.51%
Tier 1 capital ratio			11.18%	11.36%	11.33%	11.42%	11.17%
Total capital ratio			13.24%	13.46%	13.47%	13.56%	13.36%
Tier 1 leverage ratio			8.49%	8.49%	8.48%	8.43%	8.32%
Loans
Recorded investment on loans			$23,180	$23,078	$22,872	$22,800	$22,916
Net unaccreted purchase discount on performing loans (f)			(16)	(16)	(18)	(21)	(26)
Net other deferred costs			85	86	87	87	87
Loans			$23,250	$23,148	$22,940	$22,867	$22,977
Numbers may not sum due to rounding.

(a)	Ratio is based upon basic earnings per common share.

(b)	Average full time equivalent employees without overtime.

(c)	Excludes assets held in brokerage accounts.

(d)
The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.

(e)	June 30, 2019 data is estimated.

(f)	Includes loans obtained from the acquisition of Bank Mutual and the Huntington branch acquisition.

Associated Banc-Corp Selected Asset Quality Information
($ in thousands)	Jun 30, 2019	Mar 31, 2019	Seql Qtr % Change	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$235,081	$238,023	(1)%	$236,250	$252,601	$257,058	(9)%
Provision for loan losses	12,000	4,500	167%	2,000	(4,000)	4,000	N/M
Charge offs	(15,761)	(15,486)	2%	(6,151)	(17,304)	(14,926)	6%
Recoveries	2,339	8,044	(71)%	5,923	4,953	6,470	(64)%
Net charge offs	(13,421)	(7,442)	80%	(228)	(12,351)	(8,456)	59%
Balance at end of period	$233,659	$235,081	(1)%	$238,023	$236,250	$252,601	(7)%
Allowance for unfunded commitments
Balance at beginning of period	$25,836	$24,336	6%	$25,336	$26,336	$26,336	(2)%
Provision for unfunded commitments	(4,000)	1,500	N/M	(1,000)	(1,000)	—	N/M
Amount recorded at acquisition	70	—	N/M	—	—	—	N/M
Balance at end of period	$21,907	$25,836	(15)%	$24,336	$25,336	$26,336	(17)%
Allowance for credit losses	$255,566	$260,917	(2)%	$262,359	$261,586	$278,937	(8)%
Provision for credit losses	$8,000	$6,000	33%	$1,000	$(5,000)	$4,000	100%
($ in thousands)	Jun 30, 2019	Mar 31, 2019	Seql Qtr % Change	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Comp Qtr % Change
Net charge offs
Commercial and industrial	$(12,177)	$(7,428)	64%	$2,974	$(6,893)	$(6,606)	84%
Commercial real estate—owner occupied	(104)	1,193	N/M	282	(252)	270	N/M
Commercial and business lending	(12,281)	(6,235)	97%	3,256	(7,145)	(6,336)	94%
Commercial real estate—investor	3	31	(90)%	(2,107)	(3,958)	(1,189)	N/M
Real estate construction	151	—	N/M	106	(195)	48	N/M
Commercial real estate lending	153	31	N/M	(2,001)	(4,153)	(1,141)	N/M
Total commercial	(12,127)	(6,203)	96%	1,255	(11,298)	(7,477)	62%
Residential mortgage	(365)	(457)	(20)%	(94)	5	(135)	170%
Home equity	239	309	(23)%	(270)	200	140	71%
Other consumer	(1,169)	(1,090)	7%	(1,118)	(1,258)	(984)	19%
Total consumer	(1,294)	(1,239)	4%	(1,482)	(1,053)	(979)	32%
Total net charge offs	$(13,421)	$(7,442)	80%	$(228)	$(12,351)	$(8,456)	59%

(In basis points)	Jun 30, 2019	Mar 31, 2019		Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Net charge offs to average loans (annualized)
Commercial and industrial	(64)	(40)		16	(39)	(39)
Commercial real estate—owner occupied	(4)	53		13	(11)	12
Commercial and business lending	(57)	(30)		16	(36)	(33)
Commercial real estate—investor	—	—		(22)	(40)	(12)
Real estate construction	5	—		3	(5)	1
Commercial real estate lending	1	—		(15)	(30)	(8)
Total commercial	(35)	(19)		4	(34)	(22)
Residential mortgage	(2)	(2)		—	—	(1)
Home equity	11	14		(12)	9	6
Other consumer	(132)	(123)		(121)	(133)	(105)
Total consumer	(5)	(5)		(6)	(4)	(4)
Total net charge offs	(23)	(13)		—	(21)	(15)

($ in thousands)	Jun 30, 2019	Mar 31, 2019	Seql Qtr % Change	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Comp Qtr % Change
Credit Quality
Nonaccrual loans	$166,707	$155,556	7%	$127,901	$154,092	$204,460	(18)%
Other real estate owned (OREO) (a)	18,355	12,286	49%	11,984	25,653	27,207	(33)%
Other nonperforming assets	—	—	N/M	—	6,379	7,059	(100)%
Total nonperforming assets	$185,062	$167,843	10%	$139,885	$186,124	$238,726	(22)%

Loans 90 or more days past due and still accruing	$2,088	$2,218	(6)%	$2,165	$2,175	$1,839	14%
Allowance for loan losses to loans	1.00%	1.02%		1.04%	1.03%	1.10%
Net unaccreted purchase discount to net purchased loans	1.35%	1.41%		1.44%	1.48%	1.58%
Allowance for loan losses to nonaccrual loans	140.16%	151.12%		186.10%	153.32%	123.55%
Nonaccrual loans to total loans	0.72%	0.67%		0.56%	0.67%	0.89%
Nonperforming assets to total loans plus OREO	0.80%	0.72%		0.61%	0.81%	1.04%
Nonperforming assets to total assets	0.56%	0.50%		0.42%	0.56%	0.71%
Year-to-date net charge offs to average loans (annualized)	0.18%	0.13%		0.13%	0.18%	0.16%

(a)
The increase from the first quarter 2019 was primarily driven by the pending disposition of recently consolidated branches as a result of the Huntington branch acquisition. The decrease from the second quarter 2018 was due to the sale of pending Bank Mutual branch dispositions during the fourth quarter of 2018.

Associated Banc-Corp Selected Asset Quality Information (continued)
(In thousands)	Jun 30, 2019	Mar 31, 2019	Seql Qtr % Change	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$84,151	$73,379	15%	$41,021	$50,146	$81,776	3%
Commercial real estate—owner occupied	571	890	(36)%	3,957	4,779	18,649	(97)%
Commercial and business lending	84,722	74,269	14%	44,978	54,925	100,425	(16)%
Commercial real estate—investor	1,485	776	91%	1,952	19,725	26,503	(94)%
Real estate construction	427	739	(42)%	979	1,154	1,544	(72)%
Commercial real estate lending	1,912	1,516	26%	2,931	20,879	28,047	(93)%
Total commercial	86,634	75,784	14%	47,909	75,804	128,472	(33)%
Residential mortgage	68,166	67,323	1%	67,574	65,896	62,896	8%
Home equity	11,835	12,300	(4)%	12,339	12,324	12,958	(9)%
Other consumer	72	149	(52)%	79	68	134	(46)%
Total consumer	80,073	79,772	—%	79,992	78,288	75,988	5%
Total nonaccrual loans	$166,707	$155,556	7%	$127,901	$154,092	$204,460	(18)%

	Jun 30, 2019	Mar 31, 2019	Seql Qtr % Change	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Comp Qtr % Change
Restructured loans (accruing)
Commercial and industrial	$16,850	$15,443	9%	$25,478	$38,885	$32,438	(48)%
Commercial real estate—owner occupied	1,970	2,026	(3)%	2,080	3,746	3,820	(48)%
Commercial and business lending	18,820	17,469	8%	27,558	42,631	36,258	(48)%
Commercial real estate—investor	315	1,700	(81)%	799	350	372	(15)%
Real estate construction	232	311	(25)%	311	218	222	5%
Commercial real estate lending	547	2,011	(73)%	1,110	568	594	(8)%
Total commercial	19,367	19,480	(1)%	28,668	43,199	36,852	(47)%
Residential mortgage	17,645	18,226	(3)%	16,036	16,986	17,934	(2)%
Home equity	7,247	7,688	(6)%	7,385	7,792	7,900	(8)%
Other consumer	1,222	1,154	6%	1,174	1,177	1,037	18%
Total consumer	26,114	27,068	(4)%	24,595	25,955	26,871	(3)%
Total restructured loans (accruing)	$45,481	$46,548	(2)%	$53,263	$69,154	$63,723	(29)%
Nonaccrual restructured loans (included in nonaccrual loans)	$24,332	$24,172	1%	$26,292	$33,757	$38,005	(36)%
	Jun 30, 2019	Mar 31, 2019	Seql Qtr % Change	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Comp Qtr % Change
Accruing Loans 30-89 Days Past Due
Commercial and industrial	$4,909	$3,295	49%	$525	$5,732	$588	N/M
Commercial real estate—owner occupied	2,018	6,066	(67)%	2,699	6,126	193	N/M
Commercial and business lending	6,926	9,361	(26)%	3,224	11,858	781	N/M
Commercial real estate—investor	1,382	1,090	27%	3,767	373	828	67%
Real estate construction	151	6,773	(98)%	330	517	19,765	(99)%
Commercial real estate lending	1,532	7,863	(81)%	4,097	890	20,593	(93)%
Total commercial	8,459	17,224	(51)%	7,321	12,748	21,374	(60)%
Residential mortgage	9,756	13,274	(27)%	9,706	8,899	9,341	4%
Home equity	5,827	6,363	(8)%	6,049	8,080	7,270	(20)%
Other consumer	1,838	2,364	(22)%	2,269	1,979	1,735	6%
Total consumer	17,422	22,001	(21)%	18,024	18,958	18,346	(5)%
Total accruing loans 30-89 days past due	$25,881	$39,225	(34)%	$25,345	$31,706	$39,720	(35)%

	Jun 30, 2019	Mar 31, 2019	Seql Qtr % Change	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Comp Qtr % Change
Potential Problem Loans
Commercial and industrial	$58,658	$111,772	(48)%	$116,578	$144,468	$172,177	(66)%
Commercial real estate—owner occupied	24,237	48,929	(50)%	55,964	32,526	38,879	(38)%
Commercial and business lending	82,895	160,701	(48)%	172,542	176,994	211,056	(61)%
Commercial real estate—investor	77,766	70,613	10%	67,481	49,842	24,790	N/M
Real estate construction	3,166	4,600	(31)%	3,834	3,392	3,168	—%
Commercial real estate lending	80,932	75,213	8%	71,315	53,234	27,958	189%
Total commercial	163,828	235,914	(31)%	243,856	230,228	239,014	(31)%
Residential mortgage	1,983	5,351	(63)%	5,975	6,073	2,355	(16)%
Home equity	32	91	(65)%	103	148	142	(77)%
Other consumer	—	—	N/M	—	—	6	(100)%
Total consumer	2,014	5,443	(63)%	6,078	6,221	2,503	(20)%
Total potential problem loans	$165,842	$241,357	(31)%	$249,935	$236,449	$241,517	(31)%
N/M = Not meaningful
Numbers may not sum due to rounding.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	June 30, 2019			March 31, 2019			June 30, 2018
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial and business lending	$8,621,609	$103,029	4.79%	$8,376,163	$100,298	4.86%	$7,697,057	$86,771	4.52%
Commercial real estate lending	5,130,954	66,522	5.19%	5,117,926	65,512	5.19%	5,705,817	72,049	5.06%
Total commercial	13,752,563	169,551	4.94%	13,494,089	165,810	4.98%	13,402,874	158,820	4.75%
Residential mortgage	8,378,082	72,692	3.47%	8,366,452	73,981	3.54%	8,310,358	69,774	3.36%
Retail	1,223,726	19,095	6.25%	1,242,973	19,355	6.26%	1,292,196	18,466	5.72%
Total loans	23,354,371	261,338	4.48%	23,103,514	259,147	4.53%	23,005,428	247,060	4.30%
Investment securities
Taxable	4,523,260	26,710	2.36%	4,977,866	29,053	2.34%	5,518,077	30,623	2.22%
Tax-exempt (a)	1,943,485	18,304	3.77%	1,845,352	17,270	3.74%	1,497,192	13,587	3.63%
Other short-term investments	479,590	3,995	3.34%	468,449	4,226	3.65%	392,009	3,153	3.22%
Investments and other	6,946,335	49,009	2.81%	7,291,666	50,549	2.78%	7,407,277	47,363	2.56%
Total earning assets	30,300,707	$310,347	4.10%	30,395,180	$309,695	4.11%	30,412,705	$294,423	3.88%
Other assets, net	3,161,076			3,049,123			3,022,659
Total assets	$33,461,783			$33,444,303			$33,435,364
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$2,319,556	$1,686	0.29%	$2,098,834	$1,150	0.22%	$1,892,808	$210	0.04%
Interest-bearing demand	4,984,511	15,309	1.23%	4,739,662	13,920	1.19%	4,735,514	9,918	0.84%
Money market	7,118,594	20,883	1.18%	7,388,174	20,786	1.14%	7,190,178	12,045	0.67%
Network transaction deposits	2,024,604	12,456	2.47%	2,225,027	13,626	2.48%	2,130,854	9,503	1.79%
Time deposits	3,544,317	16,717	1.89%	3,121,960	13,291	1.73%	2,565,001	6,755	1.06%
Total interest-bearing deposits	19,991,581	67,050	1.35%	19,573,656	62,773	1.30%	18,514,355	38,431	0.83%
Federal funds purchased and securities sold under agreements to repurchase	115,694	286	0.99%	177,361	627	1.43%	259,713	538	0.83%
Commercial paper	30,612	37	0.49%	41,640	51	0.50%	65,631	51	0.31%
FHLB advances	3,171,353	17,744	2.24%	3,639,660	19,554	2.18%	4,809,071	21,279	1.77%
Long-term funding	796,169	7,396	3.72%	795,757	7,396	3.72%	497,517	4,544	3.65%
Total short and long-term funding	4,113,829	25,463	2.48%	4,654,418	27,628	2.40%	5,631,932	26,412	1.88%
Total interest-bearing liabilities	24,105,410	$92,513	1.54%	24,228,074	$90,401	1.51%	24,146,287	$64,843	1.08%
Noninterest-bearing demand deposits	5,089,928			4,982,553			5,131,894
Other liabilities	413,550			418,546			436,130
Stockholders’ equity	3,852,894			3,815,130			3,721,053
Total liabilities and stockholders’ equity	$33,461,783			$33,444,303			$33,435,364
Interest rate spread			2.56%			2.60%			2.80%
Net free funds			0.31%			0.30%			0.22%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$217,834	2.87%		$219,294	2.90%		$229,580	3.02%
Fully tax-equivalent adjustment		4,215			3,747			3,217
Net interest income		$213,619			$215,547			$226,362
Numbers may not sum due to rounding.

(a)	The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.

(b)	Nonaccrual loans and loans held for sale have been included in the average balances.

(c)	Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Year Over Year
	Six Months Ended June 30,
	2019			2018
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield / Rate	Average Balance	Interest Income /Expense	Average Yield / Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial and business lending	$8,499,564	$203,327	4.82%	$7,506,399	$161,476	4.34%
Commercial real estate lending	5,124,476	132,034	5.19%	5,553,469	133,554	4.85%
Total commercial	13,624,040	335,361	4.96%	13,059,868	295,030	4.55%
Residential mortgage (d)	8,372,299	146,673	3.50%	8,188,955	136,729	3.34%
Retail (d)	1,233,297	38,450	6.25%	1,295,716	35,765	5.54%
Total loans	23,229,636	520,485	4.51%	22,544,539	467,523	4.17%
Investment securities
Taxable	4,749,307	55,764	2.35%	5,547,289	60,727	2.19%
Tax-exempt (a)	1,894,689	35,573	3.76%	1,405,561	25,200	3.59%
Other short-term investments	474,050	8,221	3.49%	353,152	5,330	3.04%
Investments and other	7,118,047	99,558	2.79%	7,306,003	91,257	2.50%
Total earning assets	30,347,682	$620,043	4.10%	29,850,541	$558,780	3.76%
Other assets, net	3,105,409			2,953,835
Total assets	$33,453,091			$32,804,377
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$2,209,804	$2,836	0.26%	$1,808,207	$412	0.05%
Interest-bearing demand	4,862,763	29,229	1.21%	4,620,383	17,736	0.77%
Money market	7,252,639	41,669	1.16%	7,202,684	21,830	0.61%
Network transaction deposits	2,124,262	26,082	2.48%	2,269,000	18,281	1.62%
Time deposits	3,334,305	30,007	1.82%	2,639,731	13,585	1.04%
Total interest-bearing deposits	19,783,773	129,823	1.32%	18,540,005	71,843	0.78%
Federal funds purchased and securities sold under agreements to repurchase	146,357	913	1.26%	267,602	1,060	0.80%
Commercial paper	36,096	88	0.49%	69,654	111	0.32%
FHLB advances	3,404,213	37,298	2.21%	4,275,753	34,402	1.62%
Long-term funding	795,964	14,792	3.72%	497,433	9,088	3.65%
Total short and long-term funding	4,382,630	53,091	2.44%	5,110,442	44,661	1.76%
Total interest-bearing liabilities	24,166,403	$182,914	1.53%	23,650,448	$116,504	0.99%
Noninterest-bearing demand deposits	5,036,537			5,108,554
Other liabilities	416,034			415,683
Stockholders’ equity	3,834,116			3,629,692
Total liabilities and stockholders’ equity	$33,453,091			$32,804,377
Interest rate spread			2.57%			2.77%
Net free funds			0.32%			0.20%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$437,128	2.89%		$442,277	2.97%
Fully tax-equivalent adjustment		7,962			6,043
Net interest income		$429,167			$436,233
Numbers may not sum due to rounding.

(a)	The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.

(b)	Nonaccrual loans and loans held for sale have been included in the average balances.

(c)	Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.
(d) Upon conversion, certain Bank Mutual loans were reclassified from home equity to residential mortgage. June 30, 2018 balances have been adjusted to reflect this change.

Associated Banc-Corp Loan and Deposit Composition
($ in thousands)
Period end loan composition	Jun 30, 2019	Mar 31, 2019	Seql Qtr % Change	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Comp Qtr % Change
Commercial and industrial	$7,579,384	$7,587,597	—%	$7,398,044	$7,159,941	$7,109,796	7%
Commercial real estate—owner occupied	942,811	932,393	1%	920,443	867,682	888,330	6%
Commercial and business lending	8,522,194	8,519,990	—%	8,318,487	8,027,622	7,998,126	7%
Commercial real estate—investor	3,779,201	3,809,253	(1)%	3,751,554	3,924,499	3,996,415	(5)%
Real estate construction	1,394,815	1,273,782	10%	1,335,031	1,416,209	1,487,159	(6)%
Commercial real estate lending	5,174,016	5,083,035	2%	5,086,585	5,340,708	5,483,574	(6)%
Total commercial	13,696,210	13,603,025	1%	13,405,072	13,368,330	13,481,700	2%
Residential mortgage	8,277,479	8,323,846	(1)%	8,277,712	8,227,649	8,207,253	1%
Home equity	916,213	868,886	5%	894,473	901,275	911,363	1%
Other consumer	360,065	352,602	2%	363,171	369,858	376,470	(4)%
Total consumer	9,553,757	9,545,333	—%	9,535,357	9,498,782	9,495,086	1%
Total loans	$23,249,967	$23,148,359	—%	$22,940,429	$22,867,112	$22,976,786	1%
Purchased credit-impaired loans	$2,145	$4,907		$4,852	$13,133	$15,900
Period end deposit and customer funding composition	Jun 30, 2019	Mar 31, 2019	Seql Qtr % Change	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Comp Qtr % Change
Noninterest-bearing demand	$5,354,987	$5,334,154	—%	$5,698,530	$5,421,270	$5,341,361	—%
Savings	2,591,173	2,215,857	17%	2,012,841	1,937,006	1,887,777	37%
Interest-bearing demand	6,269,035	5,226,362	20%	5,336,952	5,096,998	4,650,407	35%
Money market	7,691,775	9,005,018	(15)%	9,033,669	9,087,587	9,208,993	(16)%
Brokered CDs	77,543	387,459	(80)%	192,234	235,711	228,029	(66)%
Other time	3,289,709	3,364,206	(2)%	2,623,167	3,053,041	2,499,747	32%
Total deposits	25,274,222	25,533,057	(1)%	24,897,393	24,831,612	23,816,314	6%
Customer funding (a)	104,973	146,027	(28)%	137,364	184,269	235,804	(55)%
Total deposits and customer funding	$25,379,195	$25,679,083	(1)%	$25,034,757	$25,015,882	$24,052,118	6%
Network transaction deposits (b)	$1,805,141	$2,204,204	(18)%	$2,276,296	$1,852,863	$2,094,670	(14)%
Net deposits and customer funding (Total deposits and customer funding, excluding Brokered CDs and network transaction deposits)	$23,496,510	$23,087,421	2%	$22,566,227	$22,927,308	$21,729,419	8%

Quarter average loan composition	Jun 30, 2019	Mar 31, 2019	Seql Qtr % Change	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Comp Qtr % Change
Commercial and industrial	$7,688,462	$7,459,318	3%	$7,166,092	$7,059,946	$6,804,311	13%
Commercial real estate—owner occupied	933,146	916,845	2%	853,162	878,793	892,746	5%
Commercial and business lending	8,621,609	8,376,163	3%	8,019,254	7,938,739	7,697,057	12%
Commercial real estate—investor	3,806,828	3,777,520	1%	3,788,398	3,948,922	4,117,675	(8)%
Real estate construction	1,324,126	1,340,406	(1)%	1,421,344	1,471,758	1,588,141	(17)%
Commercial real estate lending	5,130,954	5,117,926	—%	5,209,743	5,420,680	5,705,817	(10)%
Total commercial	13,752,563	13,494,089	2%	13,228,997	13,359,419	13,402,874	3%
Residential mortgage	8,378,082	8,366,452	—%	8,314,421	8,333,303	8,310,358	1%
Home equity	869,248	883,735	(2)%	895,412	906,364	917,688	(5)%
Other consumer	354,478	359,238	(1)%	365,895	374,632	374,508	(5)%
Total consumer	9,601,809	9,609,426	—%	9,575,728	9,614,298	9,602,555	—%
Total loans	$23,354,371	$23,103,514	1%	$22,804,725	$22,973,717	$23,005,428	2%

Quarter average deposit composition	Jun 30, 2019	Mar 31, 2019	Seql Qtr % Change	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Comp Qtr % Change
Noninterest-bearing demand	$5,089,928	$4,982,553	2%	$5,366,711	$5,310,977	$5,131,894	(1)%
Savings	2,319,556	2,098,834	11%	1,995,160	1,901,960	1,892,808	23%
Interest-bearing demand	4,984,511	4,739,662	5%	4,837,223	4,988,694	4,735,514	5%
Money market	7,118,594	7,388,174	(4)%	7,089,449	7,546,059	7,190,178	(1)%
Network transaction deposits	2,024,604	2,225,027	(9)%	1,880,595	1,969,915	2,130,854	(5)%
Time deposits	3,544,317	3,121,960	14%	3,060,896	2,978,314	2,565,001	38%
Total deposits	$25,081,509	$24,556,209	2%	$24,230,034	$24,695,918	$23,646,250	6%
N/M = Not meaningful
Numbers may not sum due to rounding.

(a)	Includes repurchase agreements and commercial paper.
(b) Included above in interest-bearing demand and money market.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation
($ in millions, except per share data)		YTD Jun 2019	YTD Jun 2018	2Q19	1Q19	4Q18	3Q18	2Q18
Tangible common equity reconciliation (a)
Common equity				$3,643	$3,579	$3,524	$3,540	$3,611
Goodwill and other intangible assets, net				(1,270)	(1,243)	(1,245)	(1,247)	(1,247)
Tangible common equity				$2,373	$2,337	$2,279	$2,293	$2,364
Tangible assets reconciliation (a)
Total assets				$33,273	$33,701	$33,648	$33,489	$33,653
Goodwill and other intangible assets, net				(1,270)	(1,243)	(1,245)	(1,247)	(1,247)
Tangible assets				$32,003	$32,458	$32,403	$32,242	$32,406
Average tangible common equity and average common equity tier 1 reconciliation (a)
Common equity		$3,577	$3,470	$3,596	$3,558	$3,490	$3,589	$3,561
Goodwill and other intangible assets, net		(1,246)	(1,172)	(1,247)	(1,244)	(1,246)	(1,246)	(1,236)
Tangible common equity		2,332	2,298	2,349	2,314	2,244	2,343	2,325
Accumulated other comprehensive loss (income)		99	103	82	116	137	125	117
Deferred tax assets (liabilities), net		46	38	46	45	46	45	47
Average common equity Tier 1		$2,476	$2,439	$2,477	$2,475	$2,427	$2,513	$2,489
Selected Trend Information (b)
Insurance commissions and fees		$48	$47	$23	$25	$21	$22	$24
Wealth management fees (c)		41	41	21	20	20	21	20
Service charges and deposit account fees		31	33	15	15	16	17	16
Card-based fees		19	20	10	9	10	10	10
Other fee-based revenue		9	8	5	4	5	4	4
Fee-based revenue		148	148	74	74	74	74	75
Other		39	35	21	17	11	14	18
Total noninterest income		$187	$183	$96	$91	$84	$88	$93
Selected equity and performance ratios (a) (d)
Tangible common equity / tangible assets				7.42%	7.20%	7.03%	7.11%	7.29%
Return on average equity		9.01%	8.81%	8.81%	9.21%	9.42%	9.06%	9.61%
Return on average tangible common equity		14.16%	13.51%	13.81%	14.52%	15.08%	14.14%	14.98%
Return on average common equity Tier 1		13.33%	12.73%	13.09%	13.58%	13.94%	13.18%	14.00%
Efficiency ratio reconciliation (e)
Federal Reserve efficiency ratio		63.01%	68.18%	62.71%	63.32%	62.39%	66.12%	65.77%
Fully tax-equivalent adjustment		(0.81)%	(0.66)%	(0.84)%	(0.77)%	(0.75)%	(0.75)%	(0.65)%
Other intangible amortization		(0.74)%	(0.59)%	(0.75)%	(0.73)%	(0.72)%	(0.73)%	(0.68)%
Fully tax-equivalent efficiency ratio		61.48%	66.94%	61.13%	61.83%	60.93%	64.66%	64.45%
Acquisition related costs adjustment		(0.71)%	(4.52)%	(1.21)%	(0.20)%	0.31%	(0.94)%	(2.40)%
Fully tax-equivalent efficiency ratio, excluding acquisition related costs (adjusted efficiency ratio)		60.76%	62.41%	59.91%	61.63%	61.24%	63.72%	62.05%
Acquisition Related Costs	YTD 2019	YTD 2019 per share data (g)		2Q 2019	2Q 2019 per share data (g)		1Q 2019	1Q 2019 per share data (g)
GAAP earnings	$164	$0.99		$81	$0.49		$83	$0.50
Change of control and severance	1			1			—
Facilities and other	2			2			—
Contract terminations and conversion costs	1			1			—
Total acquisition related costs	$4			$4			$1
Less additional tax expense	$1			$1			$—
Earnings, excluding acquisition related costs (f)	$167	$1.02		$84	$0.51		$84	$0.50
Numbers may not sum due to rounding.

(a)
The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

(b)	These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations.

(c)	Includes trust, asset management, brokerage, and annuity fees.

(d)
These capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.

(e)
The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. The adjusted efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization and acquisition related costs, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net and acquisition related costs. Management believes the adjusted efficiency ratio, which adjusts net interest income for the tax-favored status of certain loans and investment securities and acquisition related costs, to be a meaningful measure as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and excludes acquisition related costs.

(f)
This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share and provide greater understanding of ongoing operations and enhanced comparability of results with prior periods.

(g)	Earnings and per share data presented after-tax.